Exhibit 99.1

Commercial Metals Company Announces Early Participation Results and Early Settlement Date for Cash

Tender Offer for Outstanding 2018 Senior Notes

IRVING, Texas, July 11, 2017 – Commercial Metals Company (NYSE: CMC) (“CMC”) announced today the results of its pending cash tender offer (the “Tender Offer”) for up to $300.0 million aggregate purchase price, excluding accrued interest (the “Aggregate Maximum Purchase Price”), of its outstanding 7.35% Senior Notes due 2018 (the “2018 Notes”) as of 5:00 p.m., New York City Time, on July 10, 2017 (the “Early Participation Date”), as well as the anticipated early settlement date for the Tender Offer of July 11, 2017 (the “Early Settlement Date”).

All terms and conditions of the Tender Offer remain unchanged as set forth in the offer to purchase, dated June 26, 2017 (the “Offer to Purchase”). Based on information received from Global Bondholder Services Corporation, the Depositary and Information Agent for the Tender Offer (“GBSC”), the following table sets forth the aggregate principal amount of 2018 Notes that were tendered and not validly withdrawn on or before the Early Participation Date, the aggregate principal amount of 2018 Notes expected to be accepted for purchase on the Early Settlement Date and the total consideration payable for such accepted 2018 Notes.

Title of Notes	CUSIP No.	Outstanding Principal Amount Prior to Tender Offer	Aggregate Principal Amount of 2018 Notes Tendered	Aggregate Principal Amount of 2018 Notes Expected to be Accepted for Purchase	Total Consideration(1)
7.35% Senior Notes due 2018	201723 AJ2	$399,818,000.00	$164,632,000.00	$164,632,000.00	$1,058.75

(1) Per $1,000.00 principal amount of 2018 Notes accepted for purchase and includes the early participation payment of $30.00 per $1,000.00 principal amount of 2018 Notes that are accepted for purchase (subject, in each case, to the Aggregate Maximum Purchase Price and proration). Excludes accrued interest.

Following the acceptance of the 2018 Notes set forth in the table above on the Early Settlement Date, CMC will purchase any remaining 2018 Notes that have been validly tendered at or prior to the Expiration Date (as defined below) and accepted for purchase, subject to proration and the Aggregate Maximum Purchase Price, promptly following the Expiration Date (the “Final Settlement Date”). The Final Settlement Date is expected to occur on the first business day following the Expiration Date.

The Tender Offer is subject to the conditions described in the Offer to Purchase, including the condition that, prior to or on the Early Participation Date, CMC has consummated a financing transaction on terms and conditions satisfactory to CMC resulting in net proceeds to CMC that are sufficient to pay the Aggregate Maximum Purchase Price. CMC expects that these conditions, including the financing condition, will be satisfied as of the Early Settlement Date.

The Tender Offer will expire at 11:59 p.m., New York City Time, on July 24, 2017, unless extended or earlier terminated by CMC (the “Expiration Date”). No tenders will be valid if submitted after the Expiration Date. The deadline for holders to validly withdraw tenders of 2018 Notes has passed. As a result, 2018 Notes that were already tendered at the Early Participation Date and any 2018 Notes subsequently tendered on or before the Expiration Date may no longer be withdrawn from the Tender Offer except in the limited circumstances where withdrawal rights are required by law.

The Tender Offer is being made pursuant to the Offer to Purchase, which more fully sets forth the terms and conditions of the Tender Offer. Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Tender Offer. Requests for documents relating to the Tender Offer may be directed to GBSC at (866) 807-2200 (toll-free) or (212) 430-3774 (collect). Citigroup Global Markets Inc. is acting as Dealer Manager for the Tender Offer. Questions regarding the Tender Offer may be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect).

None of CMC, its board of directors, its officers, the dealer manager, the depositary, the information agent or the trustee of the 2018 Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their 2018 Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their 2018 Notes and, if so, the principal amount of 2018 Notes to tender. The Tender Offer is made only by the Offer to Purchase. This press release is neither an offer to purchase nor a solicitation of an offer to sell any 2018 Notes in the Tender Offer. The Tender Offer is not being made to holders of 2018 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Commercial Metals Company

Commercial Metals Company and subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Forward – Looking Statements

This news release contains forward-looking statements regarding CMC’s expectations concerning the Tender Offer and the repurchase and cancellation of 2018 Notes through the Tender Offer. These forward-looking statements generally can be identified by phrases such as CMC or its management expects, anticipates, believes, estimates, intends, plans to, ought, could, will, should, likely, appears or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, CMC undertakes no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or otherwise.

Factors that could cause actual results to differ materially from CMC’s expectations include the following: the satisfaction or waiver of closing conditions with respect to the tender offer for the 2018 Notes; the achievement of closing conditions and regulatory approvals with respect to CMC’s recently announced plans to exit its International Marketing and Distribution Segment and sell its raw materials trading division; the results of negotiations, the completion of potential transactions on intended timetables or at all; rapid and significant changes in the price of metals; excess capacity in our industry, particularly in China, and product availability from competing steel minimills and other steel suppliers including import quantities and pricing; currency fluctuations; compliance with and changes in environmental laws and regulations, including increased regulation associated with climate change and greenhouse gas emissions; potential limitations in our or our customers’ ability to access credit and non-compliance by our customers with our contracts; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; global factors, including political uncertainties and military conflicts; availability of electricity and natural gas for minimill operations; information technology interruptions and breaches in security data; ability to retain key executives; ability to make necessary capital expenditures; availability and pricing of raw materials over which we exert little influence, including scrap metal, energy, insurance and supply prices; unexpected equipment failures; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; increased costs related to health care reform legislation; and those factors listed under Item 1A. Risk Factors included in CMC’s Annual Report filed on Form 10-K for the fiscal year ended August 31, 2016 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact:

Susan Gerber

214-689-4300